EXHIBIT 99.1

For more information contact:	Analysts – Andy Taylor (206) 539-3907
Media – Nancy Thompson (919) 861-0342

Weyerhaeuser Reports Second Quarter Results

•
Achieved net earnings of $230 million, or $0.31 per diluted share, and net earnings before special items of $238 million, or $0.32 per diluted share
•
Generated Adjusted EBITDA of $469 million, a 19 percent increase compared with first quarter 2023
•
Completed strategic timberlands acquisition in Mississippi in July 2023

SEATTLE, July 27, 2023 – Weyerhaeuser Company (NYSE: WY) today reported second quarter net earnings of $230 million, or 31 cents per diluted share, on net sales of $2.0 billion. This compares with net earnings of $788 million, or $1.06 per diluted share, on net sales of $3.0 billion for the same period last year and net earnings of $151 million for first quarter 2023. Excluding an after-tax charge of $8 million for special items, the company reported second quarter net earnings of $238 million, or 32 cents per diluted share. There were no special items in second quarter 2022 or first quarter 2023. Adjusted EBITDA for second quarter 2023 was $469 million compared with $1.2 billion for the same period last year and $395 million for first quarter 2023.

In July, Weyerhaeuser acquired 22 thousand acres of timberlands in Mississippi for approximately $60 million. These highly productive timberlands are strategically located to deliver immediate synergies with existing Weyerhaeuser operations and offer incremental real estate and natural climate solutions opportunities.

"In the second quarter, our teams delivered solid results across each of our businesses,” said Devin W. Stockfish, president and chief executive officer. “In addition, we continue to make meaningful progress towards our multi-year growth targets with the recent acquisition of high-quality timberlands in Mississippi. Looking forward, we are encouraged by recent improvements in the housing market, and maintain a favorable longer-term outlook for the demand fundamentals that will drive growth for our businesses. Our financial position is exceptionally strong, and we remain focused on delivering operational excellence across our unmatched portfolio of assets and enhancing shareholder value through disciplined capital allocation."

WEYERHAEUSER FINANCIAL HIGHLIGHTS	2023	2023	2022
(millions, except per share data)	Q1	Q2	Q2
Net sales	$1,881	$1,997	$2,973
Net earnings	$151	$230	$788
Net earnings per diluted share	$0.21	$0.31	$1.06
Weighted average shares outstanding, diluted	734	732	746
Net earnings before special items(1)(2)	$151	$238	$788
Net earnings per diluted share before special items(1)	$0.21	$0.32	$1.06
Adjusted EBITDA(1)	$395	$469	$1,205
Net cash from operations	$126	$496	$1,146
Adjusted FAD(3)	$55	$415	$1,065
(1)
Net earnings before special items is a non-GAAP measure that management believes provides helpful context in understanding the company’s earnings performance. Additionally, Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold and special items. Net earnings before special items and Adjusted EBITDA should not be considered in isolation from, and are not intended to represent an alternative to, our GAAP results. Reconciliations of net earnings before special items and Adjusted EBITDA to GAAP earnings are included within this release.
(2)
Second quarter 2023 after-tax special items include an $8 million noncash environmental remediation charge. Special items for prior periods presented are included in the reconciliation tables within this release.

(3)
Adjusted Funds Available for Distribution (Adjusted FAD) is a non-GAAP measure that management uses to evaluate the company’s liquidity. Adjusted FAD, as we define it, is net cash from operations adjusted for capital expenditures and significant non-recurring items. Adjusted FAD measures cash generated during the period (net of capital expenditures and significant non-recurring items) that is available for dividends, repurchases of common shares, debt reduction, acquisitions, and other discretionary and nondiscretionary capital allocation activities. Adjusted FAD should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results. A reconciliation of Adjusted FAD to net cash from operations is included within this release.

TIMBERLANDS

FINANCIAL HIGHLIGHTS	2023	2023
(millions)	Q1	Q2	Change
Net sales	$604	$567	$(37)
Net contribution to pretax earnings	$120	$104	$(16)
Adjusted EBITDA	$188	$172	$(16)

Q2 2023 Performance – In the West, fee harvest volumes were slightly higher than the first quarter. Export sales realizations were lower, while domestic sales realizations were comparable. Sales volumes to China were significantly lower and domestic sales volumes were significantly higher as the company intentionally flexed logs to domestic customers to capture higher margin opportunities. Per unit log and haul costs were lower. In the South, fee harvest volumes were comparable, while sales realizations and per unit log and haul costs were slightly lower. Forestry and road costs in the West and South were seasonally higher.

Q3 2023 Outlook – Weyerhaeuser anticipates third quarter earnings and Adjusted EBITDA will be approximately $25 million lower than the second quarter. In the West, the company expects fee harvest volumes and sales realizations to be moderately lower, partially offset by improved per unit log and haul costs. In the South, sales realizations are expected to be slightly lower, while fee harvest volumes and per unit log and haul costs are expected to be comparable. The company expects forestry and road costs in the West and South to be seasonally higher.

REAL ESTATE, ENERGY & NATURAL RESOURCES

FINANCIAL HIGHLIGHTS	2023	2023
(millions)	Q1	Q2	Change
Net sales	$101	$80	$(21)
Net contribution to pretax earnings	$53	$52	$(1)
Adjusted EBITDA	$89	$70	$(19)

Q2 2023 Performance – Earnings and Adjusted EBITDA decreased from the first quarter due to lower real estate sales. The number of acres sold decreased significantly due to the timing of transactions. The average price per acre was significantly higher and the average basis as a percentage of sales was significantly lower due to the mix of properties sold.

Q3 2023 Outlook – Weyerhaeuser anticipates third quarter earnings will be slightly higher than the second quarter and Adjusted EBITDA will be approximately $20 million higher than the second quarter due to the timing and mix of real estate sales. The company still expects full year 2023 Adjusted EBITDA of approximately $300 million and now expects basis as a percentage of real estate sales to be 35 to 40 percent for the full year.

WOOD PRODUCTS

FINANCIAL HIGHLIGHTS	2023	2023
(millions)	Q1	Q2	Change
Net sales	$1,318	$1,500	$182
Net contribution to pretax earnings	$95	$218	$123
Adjusted EBITDA	$148	$270	$122

Q2 2023 Performance – Sales realizations for lumber and oriented strand board increased 6 percent and 11 percent, respectively, compared with first quarter averages. Sales volumes for lumber were moderately higher and log costs were slightly lower, primarily for western logs. Unit manufacturing costs were slightly higher. For oriented strand board, sales and production volumes were moderately lower and unit manufacturing costs were moderately higher due to planned downtime for annual maintenance as well as a temporary period of unplanned downtime resulting from wildfire activity near the company’s facility in Alberta. Fiber costs were slightly lower. Sales and production volumes were significantly higher for most engineered wood products, driven by improving demand from the homebuilding segment. Unit manufacturing costs were significantly lower for solid section and I-joist products, and raw material costs were lower for all products. Sales realizations were lower for most engineered wood products. Distribution results were significantly higher due to strong sales volumes for engineered wood products.

Q3 2023 Outlook – Weyerhaeuser anticipates third quarter earnings and Adjusted EBITDA will be significantly higher than the second quarter due to higher average sales realizations for lumber and oriented strand board. Excluding the effect of those items, the company expects third quarter financial results will be slightly lower than the second quarter. For lumber, the company expects moderately higher sales volumes, moderately lower log costs and slightly lower unit manufacturing costs. For oriented strand board, the company anticipates comparable sales volumes and fiber costs and slightly higher unit manufacturing costs. For engineered wood products, the company expects slightly higher sales volumes, slightly lower sales realizations and higher raw material costs, primarily for oriented strand board webstock.

ABOUT WEYERHAEUSER

Weyerhaeuser Company, one of the world's largest private owners of timberlands, began operations in 1900. We own or control approximately 11 million acres of timberlands in the U.S. and manage additional timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. We are also one of the largest manufacturers of wood products in North America. Our company is a real estate investment trust. In 2022, we generated $10.2 billion in net sales and employed approximately 9,200 people who serve customers worldwide. Our common stock trades on the New York Stock Exchange under the symbol WY. Learn more at www.weyerhaeuser.com.

EARNINGS CALL INFORMATION

Weyerhaeuser will hold a live conference call at 7 a.m. Pacific (10 a.m. Eastern) on July 28, 2023 to discuss second quarter results.

To access the live webcast and presentation online, go to the Investor Relations section on www.weyerhaeuser.com on July 28, 2023.

To join the conference call from within North America, dial 1-877-407-0792 (access code: 13734908) at least 15 minutes prior to the call. Those calling from outside North America should dial 201-689-8263 (access code: 13734908). Replays will be available for two weeks at 1-844-512-2921 (access code: 13734908) from within North America, and at 1-412-317-6671 (access code: 13734908) from outside North America.

FORWARD-LOOKING STATEMENTS

This news release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, with respect to our outlook and expectations concerning the following: the growth of our business and long-term demand drivers; earnings and Adjusted EBITDA for the company and for each of our businesses; fee harvest volumes, sales realizations, log and haul costs and forestry and road expenses for our Timberlands business; sales volumes, log costs and unit manufacturing costs for our lumber business; sales volumes, fiber costs and unit manufacturing costs for our oriented strand board business; and sales volumes, sales realizations and raw material costs for our engineered wood products business; and basis as a percentage of real estate sales in our Real Estate, Energy and Natural Resources Business. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often involve use of words and expressions such as “anticipate,” “expect,” “looking forward,” “planned,” “will,” and similar words and expressions. They may use the positive, negative or another variation of those and similar words and expressions. These forward-looking statements are based on our current expectations and assumptions and are not guarantees of future events or performance. The realization of our expectations and the accuracy of our assumptions are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to:

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the effect of general economic conditions, including employment rates, interest rate levels, inflation, housing starts, general availability and cost of financing for home mortgages and the relative strength of the U.S. dollar;
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the effect of COVID-19 and other viral or disease outbreaks and their potential effects on our business, results of operations, cash flows, financial condition and future prospects;
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market demand for the company's products, including market demand for our timberland properties with higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;
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changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Japanese yen, the Chinese yuan, and the Canadian dollar, and the relative value of the euro to the yen;
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restrictions on international trade and tariffs imposed on imports or exports;
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the availability and cost of shipping and transportation;
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economic activity in Asia, especially Japan and China;
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performance of our manufacturing operations, including maintenance and capital requirements;
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potential disruptions in our manufacturing operations;
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the level of competition from domestic and foreign producers;
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the successful execution of our internal plans and strategic initiatives, including restructuring and cost reduction initiatives;
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our ability to hire and retain capable employees;
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the successful and timely execution and integration of our strategic acquisitions, including our ability to realize expected benefits and synergies, and the successful and timely execution of our strategic divestitures, each of which is subject to a number of risks and conditions beyond our control including, but not limited to, timing and required regulatory approvals or the occurrence of any event, change or other circumstances that could give rise to a termination of any acquisition or divestiture transaction under the terms of the governing transaction agreements;
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raw material availability and prices;
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the effect of weather;
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changes in global or regional climate conditions and governmental response to such changes;
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the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters;
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energy prices;
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transportation and labor availability and costs;
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federal tax policies;
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the effect of forestry, land use, environmental and other governmental regulations;
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legal proceedings;
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performance of pension fund investments and related derivatives;
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the effect of timing of employee retirements as it relates to the cost of pension benefits and changes in the market price of our common stock on charges for share-based compensation;
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the accuracy of our estimates of costs and expenses related to contingent liabilities and the accuracy of our estimates of charges related to casualty losses;

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changes in accounting principles; and
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other risks and uncertainties identified in our 2022 Annual Report on Form 10-K, as well as those set forth from time to time in our other public statements, reports, registration statements, prospectuses, information statements and other filings with the SEC.

It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on the company's business, results of operations, cash flows, financial condition and future prospects.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

RECONCILIATION OF ADJUSTED EBITDA TO NET EARNINGS

We reconcile Adjusted EBITDA to net earnings for the consolidated company and to operating income (loss) for the business segments, as those are the most directly comparable U.S. GAAP measures for each.

The table below reconciles Adjusted EBITDA for the quarter ended March 31, 2023:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$151
Interest expense, net of capitalized interest					66
Income taxes					22
Net contribution (charge) to earnings	$120	$53	$95	$(29)	$239
Non-operating pension and other post-employment benefit costs	—	—	—	9	9
Interest income and other	—	—	—	(12)	(12)
Operating income (loss)	120	53	95	(32)	236
Depreciation, depletion and amortization	68	3	53	2	126
Basis of real estate sold	—	33	—	—	33
Adjusted EBITDA	$188	$89	$148	$(30)	$395

The table below reconciles Adjusted EBITDA for the quarter ended June 30, 2023:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$230
Interest expense, net of capitalized interest					70
Income taxes					25
Net contribution (charge) to earnings	$104	$52	$218	$(49)	$325
Non-operating pension and other post-employment benefit costs	—	—	—	12	12
Interest income and other	—	—	—	(18)	(18)
Operating income (loss)	104	52	218	(55)	319
Depreciation, depletion and amortization	68	5	52	1	126
Basis of real estate sold	—	13	—	—	13
Special items included in operating income (loss)(1)	—	—	—	11	11
Adjusted EBITDA	$172	$70	$270	$(43)	$469
(1)
Operating income (loss) for Unallocated Items includes a pretax special item consisting of an $11 million noncash environmental remediation charge.

The table below reconciles Adjusted EBITDA for the quarter ended June 30, 2022:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$788
Interest expense, net of capitalized interest					65
Income taxes					184
Net contribution (charge) to earnings	$153	$65	$863	$(44)	$1,037
Non-operating pension and other post-employment benefit costs	—	—	—	11	11
Interest income and other	—	—	—	(1)	(1)
Operating income (loss)	153	65	863	(34)	1,047
Depreciation, depletion and amortization	66	3	49	1	119
Basis of real estate sold	—	39	—	—	39
Adjusted EBITDA	$219	$107	$912	$(33)	$1,205

The table below reconciles Adjusted EBITDA for the year-to-date period ended June 30, 2023:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$381
Interest expense, net of capitalized interest					136
Income taxes					47
Net contribution (charge) to earnings	$224	$105	$313	$(78)	$564
Non-operating pension and other post-employment benefit costs	—	—	—	21	21
Interest income and other	—	—	—	(30)	(30)
Operating income (loss)	224	105	313	(87)	555
Depreciation, depletion and amortization	136	8	105	3	252
Basis of real estate sold	—	46	—	—	46
Special items included in operating income (loss)(1)	—	—	—	11	11
Adjusted EBITDA	$360	$159	$418	$(73)	$864
(1)
Operating income (loss) for Unallocated Items includes a pretax special item consisting of an $11 million noncash environmental remediation charge.

RECONCILIATION OF NET EARNINGS BEFORE SPECIAL ITEMS TO NET EARNINGS

We reconcile net earnings before special items to net earnings and net earnings per diluted share before special items to net earnings per diluted share, as those are the most directly comparable U.S. GAAP measures. We believe the measures provide meaningful supplemental information for investors about our operating performance, better facilitate period to period comparisons and are widely used by analysts, lenders, rating agencies and other interested parties.

The table below reconciles net earnings before special items to net earnings:

	2023	2023	2022
(millions)	Q1	Q2	Q2
Net earnings	$151	$230	$788
Environmental remediation charge	—	8	—
Net earnings before special items	$151	$238	$788

The table below reconciles net earnings per diluted share before special items to net earnings per diluted share:

	2023	2023	2022
	Q1	Q2	Q2
Net earnings per diluted share	$0.21	$0.31	$1.06
Environmental remediation charge	—	0.01	—
Net earnings per diluted share before special items	$0.21	$0.32	$1.06

RECONCILIATION OF ADJUSTED FAD TO NET CASH FROM OPERATIONS

We reconcile Adjusted FAD to net cash from operations, as that is the most directly comparable U.S. GAAP measure. We believe the measure provides meaningful supplemental information for investors about our liquidity.

The table below reconciles Adjusted FAD to net cash from operations:

	2023	2023	2022	2023
(millions)	Q1	Q2	Q2	Q2 YTD
Net cash from operations	$126	$496	$1,146	$622
Capital expenditures	(71)	(81)	(81)	(152)
Adjusted FAD	$55	$415	$1,065	$470